UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2026

BNB Plus Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNBX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 27, 2026, BNB Plus Corp., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) related to the entry into (1) a Securities Purchase Agreement (“SPA”) with an accredited investor (the “Purchaser”), pursuant to which the purchaser (“Purchaser”) agreed to purchase Series B-1 Preferred Stock, and/or Series B-1 Prefunded Warrants in lieu thereof, and Common Warrants, at an offering price of $1.05 per share for an aggregate subscription amount of $2.5 million, and; (2) Warrant Inducement and Exchange Agreements (each an “Inducement Agreement”), with certain investors (each an “Exchanging Holder”) who participated in the Company’s private placements that closed on October 3, 2025 and October 23, 2025 (collectively the “2025 PIPE”), whereby each Exchanging Holder agreed to (i) exercise for cash a certain percentage of outstanding Series E Common Stock Purchase Warrants (the “Series E Warrants”); (ii) exchange common stock of the Company, par value $0.001 per share (“Common Stock”); and (iii) exchange pre-funded warrants, held by the Exchanging Holder, to receive convertible preferred stock and other securities, as described in the Original 8-K.

The Original 8-K described the terms of the transactions contemplated by the SPA and Inducement Agreements and this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) is being filed to supplement the Original 8-K to (1) report the total number of Series B-1 Preferred Stock and Common Warrants issued at the closing of the SPA on May 28, 2026, (2) report the entry into an Inducement Agreement with an additional Exchanging Holder, (3) update the aggregate amount expected upon exercise of Series E Warrants under the Inducement Agreements, and (4) update the expected timing of the initial closing of the Inducement Agreement.

Except as expressly set forth herein, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment supplements the Original 8-K and should be read in conjunction with the Original 8-K. Except as defined herein, Capitalized terms have the same meaning as defined in the Original 8-K.

Item 3.02 Unregistered Sales of Equity Securities

On May 28, 2026, the Company closed the transaction contemplated by the SPA and sold and issued to the Purchaser, at an offering price of $1.05 per share, 2,380,953 shares of Series B-1 Preferred Stock and Common Warrants to purchase 2,380,953 shares of Common Stock. Gross proceeds from the SPA totaled $2.5 million.

On May 31, 2026, the Company entered into an Inducement Agreement with an Exchanging Holder for an exercise of Series E Warrants in an aggregate amount of approximately $0.22 million. The initial closing of the Inducement Agreements entered into on May 26, 2026 and May 31, 2026, for anticipated aggregate gross proceeds of approximately $1.72 million, is expected to occur on or before June 9, 2026.

The issuance by the Company of the Series B-1 Preferred Stock and Common Warrants in connection with the SPA, and the offer of Preferred Stock, Preferred Stock Shares, Prefunded Warrants, Prefunded Warrant Shares, Rights, Common Warrants, and Common Warrant Shares pursuant to the SPA and Inducement Agreements, was made in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(1) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The securities that were issued pursuant to the SPA have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNB Plus Corp.

Date: June 3, 2026	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer